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Exhibit (a)(1)(C)

MEEMIC Holdings, Inc.

NOTICE OF GUARANTEED DELIVERY
OF SHARES OF COMMON STOCK

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON THURSDAY, JANUARY 23, 2003, UNLESS THE OFFER IS EXTENDED.

        This form, or a form substantially equivalent to this form, must be used to accept the offer (as defined below) if certificates for the shares of common stock of MEEMIC Holdings, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the letter of transmittal to be delivered to the Tendering Agent (as defined below) on or before the "expiration date" (as set forth in Section 1 of the offer to purchase (as defined below)). This form may be delivered by hand or transmitted by mail or overnight courier, or (for eligible institutions only) by facsimile transmission, to the Tendering Agent. See Section 3 of the offer to purchase. THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE TENDERING AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE TENDERING AGENT WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE TENDERING AGENT FOR THE OFFER IS:

MELLON INVESTOR SERVICES LLC

By Mail:	By Hand:	By Overnight Courier:
Attn: Reorganization Department PO Box 3301 South Hackensack, NJ 07606	120 Broadway 13th Floor New York, NY 10271	Mail Stop—Reorg 85 Challenger Road Ridgefield Park, NJ 07660

BY FACSIMILE TRANSMISSION

(FOR ELIGIBLE INSTITUTIONS ONLY)

(201) 296-4293

FOR CONFIRMATION BY TELEPHONE:

(201) 296-4860

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby tenders to MEEMIC Holdings, Inc., a Michigan corporation (the "Company"), upon the terms and subject to the conditions set forth in the offer to purchase, dated December 23, 2002 (the "offer to purchase"), and the related letter of transmittal (which together constitute the "offer"), receipt of which is hereby acknowledged, the number of shares of common stock, no par value, of the Company listed below, under the guaranteed delivery procedure set forth in Section 3 of the offer to purchase.

Number of Shares	Sign Here
Certificate Nos.: (If available)	Name(s) (Please Print)
Address	Area Code & Telephone Number
City, State, Zip Code	Signature(s)
DTC Participant No.:	Signature(s)

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the shares being tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of shares complies with Rule 14e-4, and (iii) to deliver to the Tendering Agent at one of its addresses set forth above certificate(s) for the shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the shares tendered hereby into the Tendering Agent's account at The Depository Trust Company in each case together with a properly completed and duly executed letter(s) of transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three NASDAQ trading days after the date hereof.

Name of Firm	Authorized Signature
Address	Name
City, State, Zip Code	Title
Area Code and Telephone Number

DATED:                        , 2003

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
MEEMIC Holdings, Inc.
THE TENDERING AGENT FOR THE OFFER IS: MELLON INVESTOR SERVICES LLC
BY FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY) (201) 296-4293 FOR CONFIRMATION BY TELEPHONE: (201) 296-4860